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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                _______________


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


      Date of Report: (Date of earliest event reported): December 13, 1996


                           Synagro Technologies, Inc.
                           --------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)


                               0-2105476-0511324
                               -----------------
           (Commission File Number)(IRS Employer Identification No.)


          16000 Steubner Airline Road, Suite 420, Spring, Texas 77379
          -----------------------------------------------------------
          (Address of principal executive offices)         (Zip Code)


       Registrant's telephone number, including area code (281) 370-6700


                                 Not applicable
                                 --------------
         (Former name or former address, if changed since last report)


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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS


        On December 13, 1996, Synagro Technologies, Inc. (the "Company") determined to replace Singer Lewak Greenbaum & Goldstein, LLP ("SLGG") as its principal accountant with Arthur Andersen LLP ("AA").

        The report of SLGG on the Company's financial statements for the last three fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor was such opinion qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's three most recent fiscal years and subsequent interim periods preceding the replacement of SLGG, the Company had no disagreements with SLGG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. During the Company's three most recent fiscal years and subsequent interim periods preceding the retention of AA, neither the Company nor anyone on the Company's behalf, consulted AA regarding any matter.

        The Company has provided SLGG a copy of the disclosures made under this
Item 4 of this Report, and SLGG has furnished the Company with a letter addressed to the Commission stating that it agrees with the statement made by the Company in response to this Item. Such letter is filed as an exhibit to this Report.

ITEM 7.

        The following exhibits are filed with this report on Form 8-K:

        16.1 - Letter dated December 13, 1996, from Singer Lewak Greenbaum & Goldstein LLP to the Commission.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        SYNAGRO TECHNOLOGIES, INC.



                                        By: /s/ Dan L. Shook
                                            -----------------------------------
                                                Dan L. Shook,
                                                Vice President and
                                                Chief Financial Officer

December 17, 1996





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                                    EXHIBITS

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Exhibit No.

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   16.1      -- Letter dated December 13, 1996, from Singer Lewak Greenbaum &
                Goldstein, LLP to the Commission.
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